THIRD AMENDMENT TO FIFTH RESTATED CREDIT AGREEMENT

     This Third Amendment to Fifth Restated Credit Agreement
(this"Third Amendment") is entered into as of the 1st day of November,1995, by and among Snyder Oil Corporation ("Borrower"),
NationsBank of Texas, N.A., as Agent ("Agent"), and NationsBank of Texas, N.A.,Bank One, Texas, N.A., Wells Fargo Bank, N.A. and Texas Commerce Bank National Association as Banks (the "Banks").

                    W I T N E S E T H:

     WHEREAS, Borrower, Agent and the Banks are parties to thatcertain Fifth Restated Credit Agreement dated as of June 30, 1994, as amended by that certain (i) letter agreement by and among Borrower and the Banks dated as of May 1, 1995, and (ii) Second Amendment to Fifth Restated Credit Agreement by and among Borrower, Agent and the Banks dated as of June 30, 1995 (as amended, the "Credit Agreement") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

     WHEREAS, pursuant to the Credit Agreement the Banks have made certain Loans to Borrower, and Agent has issued certain Letters of Credit on behalf of Borrower; and

     WHEREAS, Borrower has requested that (i) certain provisions of the Credit Agreement, including, without limitation, Sections 9.5 and
10.4 and related definitions be amended in certain respects, (ii) the amount of the Total Borrowing Base and the amounts of the Facility A Borrowing Base and the Facility B Borrowing Base for the period commencing November 1, 1995 and continuing until the next succeeding Determination Date be set forth herein, and (iii) the Banks extend the Facility B Termination Date to October 29, 1996; and

     WHEREAS, subject to the terms and conditions herein contained, the Banks have agreed to Borrower's requests.

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Agent and each Bank hereby agree as follows:

     Section 1. Amendments. Subject to the satisfaction of each condition precedent set forth in Section 4 hereof and in reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, the Credit Agreement shall be amended effective November 1, 1995 (the "Effective Date") in the manner provided in this Section 1.

     1.1. Amendment to Definitions. The definition of "Loan Papers" contained in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:

     "Loan Papers" means this Agreement, the Letter Agreement, the Second Amendment, the Third Amendment, the Notes, the Mortgages, the Restricted Subsidiary Guarantees and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

     1.2. Additional Definitions.  Section 1.1 of the Credit
Agreement shall be amended to add the following definitions to such
Section:

     "Giddings Properties" means those certain oil and gas properties owned by Borrower located in the Austin-Chalk trend of Texas and Louisiana, and primarily located in Brazos, Burleson, Fayette, Grimes, Lee, Walker and Washington Counties, Texas, and including those properties described in the most recent Reserve Report delivered to the Banks as of November 1, 1995, as being in the "GID" area.

     "Rockies Properties" means those certain oil and gas properties owned by Borrower located in (a) the Piceance basin in the State of Colorado, and including those properties described in the most recent Reserve Report delivered to the Banks as of November 1, 1995 as being in the "PIC" area, (b) the East Washakie area of the State of Wyoming, and including those properties described in the most recent Reserve Report delivered to the Banks as of November 1, 1995 as being in the "BSU," "NSD," "BLG," and "BBT" areas, and (c) the Deep Green River area of the State of Wyoming, and including those properties described in the most recent Reserve Report delivered to the Banks as of November 1, 1995 as being in the "LEF" area.

     "Third Amendment" means that certain Third Amendment to Fifth
      Restated Credit Agreement dated as of November 1, 1995, by and among Borrower, Agent and the Banks.

     1.3. Asset Dispositions. Section 9.5 of the Credit Agreement shall be amended to read in full as follows:

     SECTION 9.5. Asset Dispositions. Except as herein provided, neither Borrower, any Restricted Subsidiary nor DJ Partners, L.P. shall sell, lease, abandon or otherwise transfer any of its assets to any other Person other than pursuant to an Exempt Transfer.
Borrower, the Restricted Subsidiaries and DJ Partners, L.P. shall be permitted to sell or otherwise dispose of any asset other than (a) oil and gas properties, (b) Related Assets, (c) debt and equity securities issued by any Restricted Subsidiary, and (d) Other Borrowing Base Property. Borrower, the Restricted Subsidiaries and DJ Partners, L.P. may sell oil and gas assets, Related Assets and Other Borrowing Base Property; provided, that the aggregate value of all oil and gas properties, Related Assets and Other Borrowing Base Property sold by Borrower, the Restricted Subsidiaries and DJ Partners, L.P. in transactions which are not Exempt Transfers during any period between Periodic Determinations commencing with the period between the Periodic Determinations scheduled to occur on or around November 1, 1995, and May 1, 1996 shall not exceed the sum of (i) the greater of (A) $10,000,000, or (B) five percent
(5%) of the Recognized Value of all oil and gas properties and Related Assets held by Borrower and the Restricted Subsidiaries as reflected on the most recent Reserve Report and Related Asset Report delivered to the Banks prior to the commencement of such period, plus (ii) the Recognized Value of all proved, developed, producing oil and gas reserves acquired by Borrower and the Restricted Subsidiaries during such period; provided, further, that during the period between the Periodic Determination scheduled to occur on or around November 1, 1995 and the Periodic Determination scheduled to occur on or around May 1,1996, Borrower, the Restricted Subsidiaries and DJ Partners, L.P. may sell (in addition to the assets permitted to be sold pursuant to the preceding proviso) (i) Borrower's interest in the Giddings Properties, and (ii) up to twenty five percent (25%) of the interests owned by Borrower in any or all of the Rockies Properties. The Recognized Value of all proved, developed, producing reserves acquired by Borrower during any period between Periodic Determinations shall be determined by Borrower; provided that such value shall be subject to verification and adjustment by Required Banks if the value asserted by Borrower exceeds $5,000,000. For purposes of determining compliance with this
Section 9.5, the value of oil and gas properties, Related Assets and Other Borrowing Base Property sold for cash shall be the sales price of the properties sold. The value of oil and gas properties sold for consideration other than cash shall be the amount which should be reflected on Borrower's books in accordance with GAAP as "proceeds from the sale of properties." Farmouts of undeveloped properties shall not be considered sales or dispositions for purposes of this
Section 9.5 until the farmee earns a right to an assignment of the underlying property.

     1.4. Adjusted Consolidated Cash Flow Coverage of Borrower.
Section 10.4 of the Credit Agreement shall be amended to read in full as follows:

     SECTION 10.4. Adjusted Consolidated Cash Flow Coverage of Borrower. If as of March 31, 1995, June 30, 1995, September 30, 1995, December 31, 1995 or March 31, 1996, Borrower's Adjusted Consolidated Cash Flow for (a) the fiscal quarter then ending,is less than four percent (4%) of Borrower's Consolidated Total Covered Debt as of such date exclusive of such portion of Consolidated Total Covered Debt with respect to which Exempt Subsidiaries are the only obligors, or (b) any period of four (4) fiscal quarters then ending is less than nineteen percent (19%) of Borrower's Consolidated Total Covered Debt as of such date exclusive of such portion of Consolidated Total Covered Debt with respect to which Exempt Subsidiaries are the only obligors, then, in either event, Borrower will, prior to the expiration of the applicable Special Cash Flow Cure Period, reduce the principal balance of the Loans to an amount which would cause Borrower's Adjusted Consolidated Cash Flow for such quarter and period of four (4) fiscal quarters to exceed the percentages set forth herein of Borrower's Consolidated Total Covered Debt as so reduced. If, as of the end of any fiscal quarter ending on or after June 30, 1996, the aggregate Adjusted Consolidated Cash Flow of Borrower for (y) the fiscal quarter then ended is less than five percent (5%) of Borrower's Consolidated Total Covered Debt as of the end of such fiscal quarter exclusive of such portion of Consolidated Total Covered Debt with respect to which Exempt Subsidiaries are the only obligors, or (z) the four (4) fiscal quarters then ended is less than twenty five percent (25%) of Borrower's Consolidated Total Covered Debt as of the end of such fiscal quarter exclusive of such portion of Consolidated Total Covered Debt with respect to which Exempt Subsidiaries are the only obligors, then, in either event, Borrower will, prior to the expiration of the applicable Special Cash Flow Cure Period, reduce the principal balance of the outstanding Loans to an amount which would cause Borrower's Adjusted Consolidated Cash Flow for such quarter and period of four (4) fiscal quarters to exceed the percentages set forth herein of Borrower's Consolidated Total Covered Debt as so reduced.

     SECTION 2. Borrowing Base. In accordance with Section 4.1 and 4.4 of the Credit Agreement, effective November 1, 1995, and continuing until the earlier of (i) any sale of the Giddings Properties or the Rockies Properties in accordance with Section 9.5 of the Credit Agreement, as amended by this Third Amendment ("Approved Sales"), or (ii) the next Determination Date, the Total Borrowing Base shall be $225,000,000, allocated as follows:
$125,000,000 to the Facility A Borrowing Base, and $100,000,000 to the Facility B Borrowing Base. Upon any Approved Sale of the Giddings Properties, the Total Borrowing Base shall be reduced by $12,500,000, which amount shall be fully allocated to the reduction of the Facility A Borrowing Base. Upon any Approved Sale of the Rockies Properties, the Total Borrowing Base shall be reduced by $12,500,000 (assuming a twenty-five percent (25%) interest in each of the Rockies Properties is sold, or such lesser amount as the Banks shall approve if less than twenty-five percent (25%) of the interests owned by Borrower in any or all of the Rockies Properties is sold), which amount shall be fully allocated to the reduction of the Facility A Borrowing Base. Upon any such Approved Sale, Borrower shall immediately make a principal payment on the outstanding Loans in an amount sufficient to eliminate any Borrowing Base Deficiency resulting from such reduction in the Borrowing Base, and Borrower will apply the net cash proceeds received from any Approved Sale to the prepayment of the outstanding Loans.

     SECTION 3. Extension of Facility B Termination Date. Inaccordance with Section 2.9(b) of the Credit Agreement, Borrower has requested that the Banks extend the Facility B Termination Date from April 29, 1996 to October 29, 1996. The Facility B Termination Date is hereby extended from April 29, 1996 to October 29, 1996. At Borrower's request, the Banks hereby defer compliance with the condition contained in Section 2.9(b) of the Credit Agreement that, in connection with the extension of the Facility B Termination Date, corresponding amendments be executed to each Mortgage required by
Section 5.1 of the Credit Agreement. In that regard, Borrower acknowledges and agrees that (a) the Banks have not permanently waived the mortgage amendment requirements of Section 2.9(b), but have only agreed to defer compliance with such requirements, and (b) within fifteen (15) days following request by Required Banks, Borrower shall execute (and cause DJ Partners and the appropriate Restricted Subsidiaries [as applicable] to execute) such amendments.

     SECTION 4. Conditions Precedent to Effectiveness of Amendments. The amendments to the Credit Agreement contained in Section 1 of this Third Amendment shall be effective only upon the satisfaction of each of the conditions set forth in this Section 4. If each condition set forth in this Section 4 has not been satisfied by the Effective Date,this Third Amendment and all obligations of the Banks and Agent contained herein shall, at the option of Majority Banks, terminate.

     4.1 Corporate Existence and Authority. Borrower shall have delivered to Agent such resolutions, certificates and other documents as Agent shall request relative to the authorization, execution and delivery by Borrower of this Third Amendment.

     4.2 Certificate Regarding Representations and Warranties. Borrower shall have delivered to Agent a certificate of its vice president of finance, chief financial officer or chief accounting officer certifying that each representation and warranty contained in
(a) the Credit Agreement, (b) this Third Amendment, and (c) each of the other Loan Papers is true and correct and will be true and correct after giving effect to the amendments contained in Section 1 hereof.

     SECTION 5. Representations and Warranties of Borrower. To induce the Banks and Agent to enter into this Third Amendment, Borrower hereby represents and warrants to Agent as follows:

     (a) Each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in Section 1 hereof.

     (b) The execution, delivery and performance by Borrower of this Third Amendment are within the Borrower's corporate powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or the Subsidiaries of Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower or the Subsidiaries of Borrower except Permitted Encumbrances.

     (c) This Third Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

     SECTION 6.     Miscellaneous.

     6.1 No Defenses. Borrower hereby represents and warrants to the Banks that there are no defenses to payment, counterclaims or rights of set-off with respect to the Loans existing on the date hereof.

     6.2 Reaffirmation of Loan Papers; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect. Borrower hereby extends the Liens securing the Obligations until the Obligations have been paid in full, and agrees that the amendments and modifications herein contained shall in no manner affect or impair the Obligations or the Liens securing payment and performance thereof.

     6.3 Parties in Interest. All of the terms and provisions of this Third Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     6.4 Legal Expenses. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Agent incurred by Agent, in connection with the preparation, negotiation and execution of this Third Amendment and all related documents.

     6.5 Counterparts. This Third Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Third Amendment until all parties have executed a counterpart. Facsimiles shall be effective as originals.

     6.6 Complete Agreement. THIS THIRD AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     6.7 Headings. The headings, captions and arrangements used in this Third Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Third Amendment, nor affect the meaning thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers on the date and year first above written.

                    BORROWER:

                    SNYDER OIL CORPORATION,
                    a Delaware corporation

                    By:/s/ Peter E. Lorenzen
                    Its:Vice President

                    AGENT:

                    NATIONSBANK OF TEXAS, N.A.

                    By:/s/ E. Murphy Markham IV
                       -------------------------
                    Its:Senior Vice President

                    BANKS:

                    NATIONSBANK OF TEXAS, N.A.

                    By:/s/ E. Murphy Markham IV
                       ------------------------
                    Its:Senior Vice President


                    TEXAS COMMERCE BANK
                    NATIONAL ASSOCIATION

                    By:/s/ John Field
                       ------------------------
                    Its:Vice President


                    BANK ONE, TEXAS, N.A.

                    By:\s\ Brad Bartek
                       ------------------------
                    Its:Vice President


                    WELLS FARGO BANK, N.A.

                    By:/s/Chad Kirkham
                       ------------------------
                       Its:Vice President